NEWS
Donny Lau
Senior Director, Investor Relations & Corporate Strategy

Yum! Brands Reports Second-Quarter GAAP Operating Profit Growth of 32%;
Delivered Core Operating Profit Growth of 7%;
Raises Full-Year Core Operating Profit Growth Guidance to At Least 14%

Louisville, KY (July 13, 2016) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 11, 2016, including GAAP EPS of $0.81 and EPS excluding Special Items of $0.75.

Core operating profit growth figures exclude foreign currency translation ("F/X") and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide reported results. See reconciliation of non-GAAP measurements to GAAP results within this release for further details.

SECOND-QUARTER HIGHLIGHTS

●	Opened 373 new restaurants worldwide; 72% of international development occurred in emerging markets.
●	On track to finalize China separation with targeted completion date around October 31, 2016.
●	Foreign currency translation negatively impacted operating profit by $16 million.

% Change
	System Sales (Ex F/X)	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit
China Division	+3	Even	+6	+1	+6
KFC Division	+6	+2	+3	Even	+6
Pizza Hut Division	+1	Even	+1	+6	+7
Taco Bell Division	+2	(1)	+3	(1)	(1)
Worldwide	+3	Even	+3	+32	+7

	Second Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change
EPS Excluding Special Items	$0.75	$0.69	9%	$1.71	$1.50	14%
Special Items Gain/(Loss)[1]	$0.06	$(0.16)	NM	$0.03	$(0.16)	NM
EPS	$0.81	$0.53	54%	$1.74	$1.34	30%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items in 2016 primarily related to gains associated with Pizza Hut U.S. refranchising, costs associated with the agreement reached in 2015 with KFC U.S. franchisees and costs associated with the planned separation of our China business and the Yum! recapitalization. Special Items in 2015 are primarily related to a non-cash charge associated with refranchising our Mexico business.

Note: All comparisons are versus the same period a year ago. Effective January 2016, the Company’s India business integrated its three restaurant brands into our global KFC, Pizza Hut and Taco Bell Divisions. Prior year figures have been restated to present comparable results.

Full-year GAAP operating profit growth guidance is not provided due to our inability to forecast when gains and losses related to refranchising transactions classified as Special Items will occur, as the timing of these transactions is often outside our control, and the resulting gains and losses are dependent upon future market conditions. 2016 core operating profit growth guidance assumes no separation of the China business.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

GREG CREED COMMENTS
Greg Creed, CEO, said “Yum! Brands delivered second-quarter core operating profit growth of 7% and EPS growth, excluding Special Items, of 9%.  Given our strong first-half results and current trends in China, I’m pleased to raise our full-year core operating profit growth forecast to at least 14% from 12% previously.  I’m particularly pleased with the continued sales momentum at KFC China, which delivered better-than-expected same-store sales growth of 3%.  This represents our fourth-consecutive quarter of positive same-store sales growth at KFC China despite the second quarter being our most difficult of the year from a historical sales overlap standpoint.  Importantly, our China Division is off to a good start in the third quarter for both KFC and Pizza Hut Casual Dining, including a return to positive same-store sales at Pizza Hut Casual Dining in recent weeks.

Outside of China, challenging industry conditions in the U.S. contributed to soft sales results.  However, our three brand divisions in the aggregate delivered core operating profit growth largely in-line with our expectations and remain on track to deliver against their full-year core operating profit growth targets.  We’re confident in our plans to drive second-half sales improvement led by a continued focus on innovation, value and our core products.

This is a transformational year for our company as we remain on track to finalize the separation of our China business with a targeted completion date around October 31, 2016, ultimately creating two powerful, independent, focused growth companies.  Our capital structure is fully in place and we plan to return a significant amount of capital to shareholders both prior to and after the spin.  I look forward to sharing additional details on the transformative initiatives we are undertaking as we become a more heavily franchised company at our New York investor conference on Tuesday, October 11th."

CHINA DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
System Sales Growth			(1)	+3			+2	+7
Same-Store Sales Growth (%)	Even	(10)	NM	NM	+2	(11)	NM	NM
Franchise & License Fees ($MM)	30	28	+7	+12	55	49	+12	+18
Restaurant Margin (%)	15.7	14.6	1.1	1.1	18.7	16.4	2.3	2.3
Operating Profit ($MM)	147	144	+1	+6	403	334	+20	+26
Operating Margin (%)	9.2	8.8	0.4	0.4	13.9	11.6	2.3	2.3

●	China Division system sales increased 3%, excluding foreign currency translation.
○	Same-store sales were even, with an increase of 3% at KFC, offset by a decline of 11% at Pizza Hut Casual Dining.
●	China Division opened 72 new units during the quarter.

China Units	Q2 2016	% Change[2]
Restaurants[1]	7,246	+6
KFC	5,039	+3
Pizza Hut
Casual Dining	1,610	+16
Home Service	339	+23
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●
Operating profit was negatively impacted by an additional $14 million in closures and impairment expense versus prior year, as well as a $4 million expense related to our RGM convention. These expenses were partially offset by a benefit from recent value-added tax reform in China, which went into effect on May 1, 2016.

●	Foreign currency translation negatively impacted operating profit by $7 million.
●	Consistent with prior years, China Division's second quarter includes March, April and May results.

KFC DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	15,003	14,619	+3	N/A	15,003	14,619	+3	N/A
System Sales Growth			+1	+6			(1)	+5
Same-Store Sales Growth (%)	+2	+2	NM	NM	+1	+3	NM	NM
Franchise & License Fees ($MM)	194	191	+1	+5	389	389	-	+6
Restaurant Margin (%)	14.5	14.5	-	-	14.7	14.5	0.2	0.1
Operating Profit ($MM)	149	149	-	+6	309	315	(2)	+5
Operating Margin (%)	21.0	20.5	0.5	0.5	23.1	22.7	0.4	0.3

●	KFC Division system sales increased 6%, excluding foreign currency translation.

Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+10	+4	Even
Same-Store Sales Growth	+2	+1	+2

●	KFC Division opened 132 new international restaurants in 42 countries, including 90 units in emerging markets. 88% of new international units were opened by franchisees.
●	Operating margin increased 0.5 percentage points driven by new-unit development.
●	Foreign currency translation negatively impacted operating profit by $9 million, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	7%	+11	+10
Africa	6%	+8	+8
Latin America (e.g. Mexico, Peru)	6%	+5	+5
Middle East / North Africa	6%	+4	+4
Russia	5%	+33	+31
Thailand	3%	+6	+6
Continental Europe (e.g. Poland)	3%	+17	+17
India	1%	(1)	(1)

Developed Markets
U.S.	24%	Even	Even
Australia	10%	+4	+5
Asia (e.g. Japan, Korea, Taiwan)	9%	+6	+6
U.K.	9%	+2	+1
Continental Europe (e.g. France, Germany)	7%	+9	+9
Canada	3%	+5	+5
Latin America (e.g. Puerto Rico)	1%	(5)	(4)
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

PIZZA HUT DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	14,176	14,013	+1	N/A	14,176	14,013	+1	N/A
System Sales Growth			Even	+1			Even	+3
Same-Store Sales Growth (%)	Even	Even	NM	NM	+1	Even	NM	NM
Franchise & License Fees ($MM)	121	121	+1	+3	254	249	+2	+4
Restaurant Margin (%)	9.4	9.9	(0.5)	(0.9)	10.3	10.8	(0.5)	(0.9)
Operating Profit ($MM)	64	60	+6	+7	151	141	+7	+8
Operating Margin (%)	25.8	22.5	3.3	3.0	29.5	26.2	3.3	2.9

●	Pizza Hut Division system sales increased 1%, excluding foreign currency translation.

	Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+4	+1	Even
Same-Store Sales Growth	(1)	(1)	+1

●	Pizza Hut Division opened 84 new international restaurants in 38 countries, including 45 units in emerging markets. 94% of new international units were opened by franchisees.
●	Operating margin increased 3.3 percentage points, driven by reduced G&A.
●	Foreign currency translation negatively impacted operating profit by less than $1 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+8	+9
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+5	+3
Middle East / North Africa	5%	(2)	+1
Continental Europe (e.g. Poland)	1%	+10	+12
India	1%	(7)	(6)

Developed Markets
U.S.	55%	Even	+2
Asia (e.g. Japan, Korea, Taiwan)	8%	(7)	(7)
U.K.	7%	+5	+5
Continental Europe (e.g. France, Germany)	5%	+8	+7
Canada	3%	+9	+10
Australia	2%	(3)	(7)
Latin America (e.g. Puerto Rico)	1%	Even	(2)
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

TACO BELL DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	6,468	6,263	+3	N/A	6,468	6,263	+3	N/A
System Sales Growth			+2	+2			+3	+3
Same-Store Sales Growth (%)	(1)	+6	NM	NM	Even	+6	NM	NM
Franchise & License Fees ($MM)	110	106	+4	+4	211	202	+5	+5
Restaurant Margin (%)	22.3	22.9	(0.6)	(0.7)	21.6	21.3	0.3	0.3
Operating Profit ($MM)	139	140	(1)	(1)	258	254	+1	+1
Operating Margin (%)	29.9	29.3	0.6	0.6	29.0	28.0	1.0	1.0

●	Taco Bell Division system sales increased 2%, driven by 3% unit growth and partially offset by a 1% decline in same-store sales.
●	Taco Bell Division opened 48 new restaurants; 88% of these new units were opened by franchisees.
●	Restaurant margin was 22.3%, a decrease of 0.6 percentage points driven by higher labor costs and store level investments. This was partially offset by favorable commodities pricing.
●	Operating margin increased 0.6 percentage points driven by new-unit development and reduced G&A.

SPECIAL ITEMS / SHARE REPURCHASE / RECAPITALIZATION UPDATE

●
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control, as well as an accelerated path to expanded menu offerings, improved assets and an enhanced customer experience. In connection with this agreement, we recognized a Special Items charge of $8 million during the quarter, primarily related to the funding of investments for new back-of-house equipment for franchisees.

●	During the quarter, we incurred a Special Items charge of $10 million for costs related to the planned separation of our China business and the Yum! recapitalization.
●	During the quarter, we refranchised 82 units outside of China, primarily related to Pizza Hut U.S., for proceeds of $83 million. We recorded refranchising gains of $53 million in Special Items.
●
Year-to-date through July 12, 2016, we repurchased 31.4 million shares totaling $2.4 billion at an average price of $77. Since we announced our intention to separate the China business, we have repurchased approximately $3.3 billion of shares at an average price of $76, reducing our share count by 42.9 million shares. This is part of our previously announced plan to return $6.2 billion of capital to shareholders in connection to the separation of our China business.

●	We have completed our recapitalization consisting of $6.9 billion of new debt in May and June 2016; $4.6 billion of this new debt was issued subsequent to the end of our second quarter.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the Company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, July 14, 2016. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 34811599.

The call will be available for playback beginning at 12:30 p.m. Eastern Time Thursday, July 14, 2016 through midnight Wednesday, August 10, 2016. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 34811599.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q2 2016 Earnings Conference Call” under “Events & Presentations.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com/investors.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report or Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in almost 140 countries and territories.  Yum! is ranked #218 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America.  The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Donny Lau, Senior Director, Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/11/16	6/13/15	B/(W)	6/11/16	6/13/15	B/(W)

Company sales	$2,554	$2,659	(4)	$4,719	$4,838	(2)
Franchise and license fees and income	454	446	(2)	908	889	2
Total revenues	3,008	3,105	(3)	5,627	5,727	(2)

Company restaurant expenses
Food and paper	764	841	9	1,413	1,529	8
Payroll and employee benefits	603	602	—	1,089	1,095	1
Occupancy and other operating expenses	779	805	3	1,376	1,421	3
Company restaurant expenses	2,146	2,248	5	3,878	4,045	4

General and administrative expenses	365	353	(3)	651	648	(1)
Franchise and license expenses	50	47	(8)	98	81	(20)
Closures and impairment (income) expenses	37	24	(60)	40	27	(52)
Refranchising (gain) loss	(53)	68	NM	(60)	58	NM
Other (income) expense	(28)	(6)	NM	(35)	(9)	NM
Total costs and expenses, net	2,517	2,734	8	4,572	4,850	6

Operating Profit	491	371	32	1,055	877	20
Interest expense, net	40	33	(22)	77	67	(15)
Income before income taxes	451	338	33	978	810	21
Income tax provision	116	102	(13)	248	213	(16)
Net income - including noncontrolling interests	335	236	42	730	597	22
Net income (loss) - noncontrolling interests	(4)	1	NM	—	—	90
Net income - YUM! Brands, Inc.	$339	$235	44	$730	$597	22

Effective tax rate	25.8%	30.4%	4.6 ppts.	25.4%	26.3%	0.9 ppts.

Basic EPS Data
EPS	$0.82	$0.54	53	$1.77	$1.36	30
Average shares outstanding	410	437	6	413	437	6

Diluted EPS Data
EPS	$0.81	$0.53	54	$1.74	$1.34	30
Average shares outstanding	417	445	6	420	446	6

Dividends declared per common share	$0.46	$0.82		$0.92	$0.82

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/11/16	6/13/15	B/(W)	6/11/16	6/13/15	B/(W)

Company sales	$1,558	$1,608	(3)	$2,836	$2,843	—
Franchise and license fees and income	30	28	7	55	49	12
Total revenues	1,588	1,636	(3)	2,891	2,892	—

Company restaurant expenses
Food and paper	462	515	10	847	907	7
Payroll and employee benefits	342	333	(3)	587	577	(2)
Occupancy and other operating expenses	511	526	3	873	892	2
Company restaurant expenses	1,315	1,374	4	2,307	2,376	3
General and administrative expenses	102	100	(2)	168	168	—
Franchise and license expenses	5	5	1	9	9	3
Closures and impairment (income) expenses	31	17	(92)	31	19	(70)
Other (income) expense	(12)	(4)	NM	(27)	(14)	84
Total costs and expenses, net	1,441	1,492	3	2,488	2,558	3
Operating Profit	$147	$144	1	$403	$334	20

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.6	32.0	2.4 ppts.	29.8	31.9	2.1 ppts.
Payroll and employee benefits	21.9	20.7	(1.2 ppts.)	20.7	20.3	(0.4 ppts.)
Occupancy and other operating expenses	32.8	32.7	(0.1 ppts.)	30.8	31.4	0.6 ppts.
Restaurant margin	15.7%	14.6%	1.1 ppts.	18.7%	16.4%	2.3 ppts.

Operating margin	9.2%	8.8%	0.4 ppts.	13.9%	11.6%	2.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/11/16	6/13/15	B/(W)	6/11/16	6/13/15	B/(W)

Company sales	$518	$535	(3)	$948	$999	(5)
Franchise and license fees and income	194	191	1	389	389	—
Total revenues	712	726	(2)	1,337	1,388	(4)

Company restaurant expenses
Food and paper	176	183	4	321	344	7
Payroll and employee benefits	122	123	1	225	230	3
Occupancy and other operating expenses	145	151	4	263	280	6
Company restaurant expenses	443	457	3	809	854	5
General and administrative expenses	94	97	4	170	179	5
Franchise and license expenses	23	21	(9)	44	38	(16)
Closures and impairment (income) expenses	3	3	(33)	5	3	(79)
Other (income) expense	—	(1)	(71)	—	(1)	(75)
Total costs and expenses, net	563	577	3	1,028	1,073	4
Operating Profit	$149	$149	—	$309	$315	(2)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.0	34.4	0.4 ppts.	33.9	34.5	0.6 ppts.
Payroll and employee benefits	23.4	22.9	(0.5 ppts.)	23.6	23.0	(0.6 ppts.)
Occupancy and other operating expenses	28.1	28.2	0.1 ppts.	27.8	28.0	0.2 ppts.
Restaurant margin	14.5%	14.5%	—	14.7%	14.5%	0.2 ppts.

Operating margin	21.0%	20.5%	0.5 ppts.	23.1%	22.7%	0.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/11/16	6/13/15	B/(W)	6/11/16	6/13/15	B/(W)

Company sales	$125	$145	(14)	$257	$289	(11)
Franchise and license fees and income	121	121	1	254	249	2
Total revenues	246	266	(7)	511	538	(5)

Company restaurant expenses
Food and paper	35	40	14	71	80	12
Payroll and employee benefits	39	45	12	80	89	10
Occupancy and other operating expenses	40	46	14	80	89	10
Company restaurant expenses	114	131	13	231	258	10
General and administrative expenses	56	63	9	106	120	11
Franchise and license expenses	10	9	(13)	20	18	(13)
Closures and impairment (income) expenses	2	3	32	3	3	8
Other (income) expense	—	—	NM	—	(2)	(98)
Total costs and expenses, net	182	206	11	360	397	9
Operating Profit	$64	$60	6	$151	$141	7

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.5	27.5	—	27.4	27.7	0.3 ppts.
Payroll and employee benefits	31.5	30.9	(0.6 ppts.)	31.3	30.8	(0.5 ppts.)
Occupancy and other operating expenses	31.6	31.7	0.1 ppts.	31.0	30.7	(0.3 ppts.)
Restaurant margin	9.4%	9.9%	(0.5 ppts.)	10.3%	10.8%	(0.5 ppts.)

Operating margin	25.8%	22.5%	3.3 ppts.	29.5%	26.2%	3.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/11/16	6/13/15	B/(W)	6/11/16	6/13/15	B/(W)

Company sales	$353	$371	(5)	$678	$707	(4)
Franchise and license fees and income	110	106	4	211	202	5
Total revenues	463	477	(3)	889	909	(2)

Company restaurant expenses
Food and paper	91	103	11	174	198	12
Payroll and employee benefits	100	101	1	197	199	1
Occupancy and other operating expenses	83	82	(2)	160	160	—
Company restaurant expenses	274	286	4	531	557	4
General and administrative expenses	45	47	5	91	91	—
Franchise and license expenses	5	4	(70)	9	6	(46)
Closures and impairment (income) expenses	1	1	47	1	2	63
Other (income) expense	(1)	(1)	50	(1)	(1)	23
Total costs and expenses, net	324	337	4	631	655	3
Operating Profit	$139	$140	(1)	$258	$254	1

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	25.9	27.8	1.9 ppts.	25.7	28.0	2.3 ppts.
Payroll and employee benefits	28.4	27.4	(1.0 ppts.)	29.1	28.2	(0.9 ppts.)
Occupancy and other operating expenses	23.4	21.9	(1.5 ppts.)	23.6	22.5	(1.1 ppts.)
Restaurant margin	22.3%	22.9%	(0.6 ppts.)	21.6%	21.3%	0.3 ppts.

Operating margin	29.9%	29.3%	0.6 ppts.	29.0%	28.0%	1.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/11/16	12/26/15
ASSETS
Current Assets
Cash and cash equivalents	$795	$737
Accounts and notes receivable, less allowance: $18 in 2016 and $16 in 2015	395	377
Inventories	255	229
Prepaid expenses and other current assets	332	241
Advertising cooperative assets, restricted	102	103
Total Current Assets	1,879	1,687

Property, plant and equipment, net of accumulated depreciation and amortization of $3,699 in
2016 and $3,643 in 2015	4,096	4,189
Goodwill	649	656
Intangible assets, net	264	271
Investments in unconsolidated affiliates	46	61
Other assets	528	521
Deferred income taxes	722	676
Total Assets	$8,184	$8,061

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$2,016	$1,985
Income taxes payable	122	77
Short-term borrowings	39	922
Advertising cooperative liabilities	102	103
Total Current Liabilities	2,279	3,087

Long-term debt	5,324	3,041
Other liabilities and deferred credits	912	958
Total Liabilities	8,515	7,086

Redeemable noncontrolling interest	—	6

Shareholders' Equity (Deficit)
Common stock, no par value, 750 shares authorized; 399 shares and 420 shares issued in 2016 and 2015, respectively	—	—
Retained earnings (deficit)	(123)	1,150
Accumulated other comprehensive income (loss)	(266)	(239)
Total Shareholders' Equity (Deficit) - YUM! Brands, Inc.	(389)	911
Noncontrolling interests	58	58
Total Shareholders' Equity (Deficit)	(331)	969
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity (Deficit)	$8,184	$8,061
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/11/16	6/13/15
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$730	$597
Depreciation and amortization	314	326
Closures and impairment (income) expenses	40	27
Refranchising (gain) loss	(60)	58
Contributions to defined benefit pension plans	(3)	(78)
Deferred income taxes	(43)	(77)
Equity income from investments in unconsolidated affiliates	(26)	(16)
Distributions of income received from unconsolidated affiliates	13	4
Excess tax benefit from share-based compensation	(26)	(40)
Share-based compensation expense	27	28
Changes in accounts and notes receivable	32	16
Changes in inventories	(29)	21
Changes in prepaid expenses and other current assets	3	(27)
Changes in accounts payable and other current liabilities	(44)	17
Changes in income taxes payable	84	91
Changes in restricted cash	(81)	(6)
Other, net	(35)	6
Net Cash Provided by Operating Activities	896	947

Cash Flows - Investing Activities
Capital spending	(343)	(404)
Changes in short-term investments, net	(51)	(16)
Proceeds from refranchising of restaurants	98	29
Other, net	8	39
Net Cash Used in Investing Activities	(288)	(352)

Cash Flows - Financing Activities
Proceeds from long-term debt	2,300	—
Repayments of long-term debt	(304)	(7)
Short-term borrowings by original maturity
More than three months - proceeds	1,400	—
More than three months - payments	(2,000)	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	37	65
Repurchase shares of Common Stock	(1,559)	(287)
Excess tax benefit from share-based compensation	26	40
Employee stock option proceeds	2	11
Dividends paid on Common Stock	(379)	(355)
Other, net	(61)	(43)
Net Cash Used in Financing Activities	(538)	(576)
Effect of Exchange Rate on Cash and Cash Equivalents	(12)	39
Net Increase in Cash and Cash Equivalents	58	58
Cash and Cash Equivalents - Beginning of Period	737	578
Cash and Cash Equivalents - End of Period	$795	$636
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present earnings before Special Items and Operating profit on a basis before Special Items and foreign currency translation ("Core Operating Profit"). Included in Special Items are gains/(losses) associated with the costs associated with the planned spin-off of the China business and YUM recapitalization, costs associated with the KFC U.S. Acceleration Agreement, certain refranchising initiatives and the impact of redeeming the Little Sheep noncontrolling interest. These amounts are described in (c), (d), (e) and (f) in the accompanying notes.

The Company excludes Special Items and foreign currency translation impacts for the purposes of evaluating performance internally. Special Items are not included in any of our externally reported segment results.  Additionally, we believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations, which is quantified by translating current year results at prior year average exchange rates. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended June 11, 2016 and June 13, 2015 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	6/11/16	6/13/15	6/11/16	6/13/15
Detail of Special Items
Costs associated with the planned spin-off of the China business and YUM recapitalization(c)	$(10)	$—	$(19)	$—
Costs associated with KFC U.S. Acceleration Agreement(d)	(8)	(8)	(17)	(10)
Refranchising initiatives(e)	53	(72)	56	(65)
Other Special Items Income (Expense)	(6)	2	(6)	2
Special Items Income (Expense) - Operating Profit	29	(78)	14	(73)
Tax Benefit (Expense) on Special Items	(13)	3	(9)	1
Special Items Income (Expense), net of tax - including noncontrolling interests	16	(75)	5	(72)
Special Items Income (Expense), net of tax - noncontrolling interests(f)	(8)	—	(8)	—
Special Items Income (Expense), net of tax - Yum! Brands, Inc.	$24	$(75)	$13	$(72)
Average diluted shares outstanding	417	445	420	446
Special Items diluted EPS	$0.06	$(0.16)	$0.03	$(0.16)

Reconciliation of Core Operating Profit to Reported Operating Profit
Core Operating Profit	$478	$449	$1,085	$950
Special Items Income (Expense)	29	(78)	14	(73)
Foreign Currency Impact on Reported Operating Profit	(16)	N/A	(44)	N/A
Reported Operating Profit	$491	$371	$1,055	$877

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.75	$0.69	$1.71	$1.50
Special Items EPS	0.06	(0.16)	0.03	(0.16)
Reported EPS	$0.81	$0.53	$1.74	$1.34

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	24.6%	25.6%	24.8%	24.4%
Impact on Tax Rate as a result of Special Items	1.2%	4.8%	0.6%	1.9%
Reported Effective Tax Rate	25.8%	30.4%	25.4%	26.3%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/11/16	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,588	$712	$246	$463	$(1)	$3,008

Company restaurant expenses	1,315	443	114	274	—	2,146
General and administrative expenses	102	94	56	45	68	365
Franchise and license expenses	5	23	10	5	7	50
Closures and impairment (income) expenses	31	3	2	1	—	37
Refranchising (gain) loss	—	—	—	—	(53)	(53)
Other (income) expense	(12)	—	—	(1)	(15)	(28)
	1,441	563	182	324	7	2,517
Operating Profit (loss)	$147	$149	$64	$139	$(8)	$491

Quarter Ended 6/13/15	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,636	$726	$266	$477	$—	$3,105

Company restaurant expenses	1,374	457	131	286	—	2,248
General and administrative expenses	100	97	63	47	46	353
Franchise and license expenses	5	21	9	4	8	47
Closures and impairment (income) expenses	17	3	3	1	—	24
Refranchising (gain) loss	—	—	—	—	68	68
Other (income) expense	(4)	(1)	—	(1)	—	(6)
	1,492	577	206	337	122	2,734
Operating Profit (loss)	$144	$149	$60	$140	$(122)	$371

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/11/16	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,891	$1,337	$511	$889	$(1)	$5,627

Company restaurant expenses	2,307	809	231	531	—	3,878
General and administrative expenses	168	170	106	91	116	651
Franchise and license expenses	9	44	20	9	16	98
Closures and impairment (income) expenses	31	5	3	1	—	40
Refranchising (gain) loss	—	—	—	—	(60)	(60)
Other (income) expense	(27)	—	—	(1)	(7)	(35)
	2,488	1,028	360	631	65	4,572
Operating Profit (loss)	$403	$309	$151	$258	$(66)	$1,055

Year to Date 6/13/15	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,892	$1,388	$538	$909	$—	$5,727

Company restaurant expenses	2,376	854	258	557	—	4,045
General and administrative expenses	168	179	120	91	90	648
Franchise and license expenses	9	38	18	6	10	81
Closures and impairment (income) expenses	19	3	3	2	—	27
Refranchising (gain) loss	—	—	—	—	58	58
Other (income) expense	(14)	(1)	(2)	(1)	9	(9)
	2,558	1,073	397	655	167	4,850
Operating Profit (loss)	$334	$315	$141	$254	$(167)	$877

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 11, 2016 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity (income) loss from investments in unconsolidated affiliates.

(c)
In connection with our planned separation of the YUM China business into an independent, publicly-traded company and the related recapitalization of YUM, we incurred $10 million and $19 million of costs in the quarter and year to date ended June 11, 2016, respectively, which were recorded in General and administrative ("G&A") expenses.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges of $8 million for both the quarters ended June 11, 2016 and June 13, 2015. During the years to date ended June 11, 2016 and June 13, 2015, we recognized Special Item charges of $17 million and $10 million, respectively. The majority of these costs were recorded in Franchise and license expense. These charges primarily related to the funding of investments for new back-of-house equipment for franchisees.

(e)
We have historically recorded refranchising gains and losses in the U.S. as Special Items due to the scope of our refranchising program and the volatility in associated gains and losses. Beginning in 2016, we are also including all international refranchising gains and losses, excluding China, in Special Items. The inclusion in Special Items of these additional international refranchising gains and losses is the result of the anticipated size and volatility of refranchising initiatives outside the U.S. that will take place in connection with our previously announced plans to have 96% franchise ownership by the end of 2017. During the quarters ended June 11, 2016 and June 13, 2015 we recorded a refranchising gain of $53 million and a refranchising loss of $72 million, respectively, that have been reflected as Special Items. During the years to date ended June 11, 2016 and June 13, 2015 we recorded a refranchising gain of $56 million and a refranchising loss of $65 million, respectively, that have been reflected as Special Items.

The second quarter 2016 refranchising gains relate primarily to refranchising Pizza Hut restaurants in the U.S.

In 2010 we refranchised our then-remaining Company-operated restaurants in Mexico. To the extent we owned real estate related to these restaurants, we did not sell the real estate, but instead leased it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. The sales price we expected to receive for this real estate exceeded its book value. However, the sale of the real estate represented a substantial liquidation of our Mexican operations under GAAP. Accordingly, we were required to include accumulated translation losses associated with our Mexican business within our held for sale impairment evaluations. As such, we recorded a $68 million non-cash charge to Refranchising Loss, consisting of losses of $36 million and $32 million for our KFC and Pizza Hut Divisions, respectively. This loss represented the excess of the sum of the book value of the real estate and related assets, an insignificant amount of goodwill and our accumulated translation losses over the expected sales price. We subsequently sold this real estate in 2015.

(f)
During the quarter ended June 11, 2016, the Little Sheep founding shareholders exercised their redemptive rights and sold their remaining 7% Little Sheep ownership interest to YUM. The difference between the purchase price and the carrying value of this redeemable noncontrolling interest was recorded as an $8 million loss attributable to noncontrolling interest, which was reflected as a Special Item consistent with the 2012 Little Sheep acquisition gain and subsequent impairments.